                                                                     EXHIBIT 3.2





                                     BYLAWS


                                       OF


                        AUTHENTIC SPECIALTY FOODS, INC.





                              A Texas Corporation





                               Date of Adoption:

                                August ___, 1997

                               TABLE OF CONTENTS
                                       TO
                                     BYLAWS
                                       OF

                        AUTHENTIC SPECIALTY FOODS, INC.
                              A Texas Corporation


ARTICLE I
         REGISTERED OFFICE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

ARTICLE II
         SHAREHOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section  1.  Place of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section  2.  Quorum; Required Vote for Shareholder Action;
                        Adjournment of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
         Section  3.  Annual Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  4.  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2
         Section  5.  Closing Share Transfer Records; Record Date . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  6.  Notice of Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
         Section  7.  Voting List . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section  8.  Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
         Section  9.  Voting; Inspectors; Elections . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
         Section 10.  Conduct of Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 11.  Treasury Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
         Section 12.  Action by Written Consent or Telephone Conference . . . . . . . . . . . . . . . . . . . . . . . . 6

ARTICLE III
         BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  1.  Power . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  2.  Number; Classification; Term of Office; Vacancies;
                       Increases in the Number of Directors; Removal  . . . . . . . . . . . . . . . . . . . . . . . . . 7
         Section  2.  Quorum; Required Vote for Director Action . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  3.  Meetings; Order of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  4.  First Meeting . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  5.  Regular Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  6.  Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
         Section  7.  Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section  8.  Presumption of Assent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
         Section  9.  Approval or Ratification of Acts or Contracts by Shareholders  . . . . . . . . . . . . . . . . . 10
         Section 10.  Action by Written Consent or Telephone Conference  . . . . . . . . . . . . . . . . . . . . . . . 10





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

ARTICLE IV
         COMMITTEES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section  1.  Designation; Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         Section  2.  Procedure; Meetings; Quorum . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.  Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

ARTICLE V
         OFFICERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  1.  Number, Titles and Term of Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  2.  Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  3.  Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  4.  Vacancies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         Section  5.  Powers and Duties of the Chief Executive Officer  . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  6.  Powers and Duties of the Chairman of the Board  . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  7.  Powers and Duties of the President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  8.  Vice Presidents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section  9.  Treasurer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 10.  Assistant Treasurers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         Section 11.  Secretary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 12.  Assistant Secretaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section 13.  Action With Respect to Securities of Other Corporations . . . . . . . . . . . . . . . . . . . .  14

ARTICLE VI
         INDEMNIFICATION OF DIRECTORS,OFFICERS, EMPLOYEES AND AGENTS  . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section  1.  Right to Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         Section  2.  Advance Payment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section  3.  Indemnification of Employees and Agents . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section  4.  Appearance as a Witness . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         Section  5.  Nonexclusivity of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  6.  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  7.  Shareholder Notification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  8.  Savings Clause  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE VII
         CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  1.  Certificates of Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         Section  2.  Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section  3.  Ownership of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section  4.  Regulations Regarding Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         Section  5.  Lost, Stolen, Destroyed or Mutilated Certificates . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE VIII
         MISCELLANEOUS PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  1.  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  2.  Corporate Seal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  3.  Notice and Waiver of Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  4.  Resignations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  5.  Facsimile Signatures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         Section  6.  Books and Records . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE IX
         AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

                                     BYLAWS

                                       OF

                        AUTHENTIC SPECIALTY FOODS, INC.
                              A Texas Corporation


                                   ARTICLE I

                               REGISTERED OFFICE

         The registered office of the Corporation required by the Texas Business Corporation Act (the "TBCA") to be maintained in the State of Texas shall be the registered office named in the Restated Articles of Incorporation of the Corporation (referred to herein as the "Articles of Incorporation") or such other office (which need not be a place of business of the Corporation) as may be designated from time to time by the Board of Directors in the manner provided by law.

                                   ARTICLE II

                                  SHAREHOLDERS

         Section 1. Place of Meetings. All meetings of the shareholders shall be held at the principal place of business of the Corporation or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all shareholders may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to Article II, Section 12 of these bylaws.

         Section 2. Quorum; Required Vote for Shareholder Action; Adjournment of Meetings. (a) Quorum. A quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy, unless otherwise provided in the Articles of Incorporation in accordance with the TBCA.

         (b) Voting on Matters Other Than the Election of Directors. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the TBCA, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation or these bylaws in accordance with the TBCA.

         (c) Voting in the Election of Directors. Unless otherwise provided in the Articles of Incorporation or these bylaws in accordance with the TBCA, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

         (d) Adjournment. Notwithstanding the other provisions of the Articles of Incorporation or these bylaws, the chairman of the meeting or the holders of a majority of the shares entitled to vote that are represented in person or by proxy at any meeting of shareholders, whether or not a quorum is present, shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the shareholders, such time and place shall be determined by a vote of the holders of a majority of the shares entitled to vote that are represented in person or by proxy at such meeting. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

         Section 3. Annual Meetings. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the last annual meeting of shareholders.

         Section  4.  Special Meetings.   Special meetings of the shareholders
of the Corporation, and any proposals to be considered at such meetings, may only be called and proposed by (i) the Chairman of the Board, (ii) the President, (iii) the Board of Directors pursuant to a resolution adopted by a majority of the then-authorized number of directors or (iv) the holders of at least 50% of the then outstanding shares of capital stock entitled to vote thereon ("Voting Stock"), voting together as a single class. Except as otherwise required by law or regulation, no business proposed by a shareholder to be considered at an annual meeting of the shareholders (including the nomination of any person to be elected as a director of the Corporation) shall be considered by the shareholders at that meeting unless, no later than 60 days before the annual meeting of shareholders or (if later) ten days after the first public notice of that meeting is sent to shareholders, the Corporation receives from the shareholder proposing that business a written notice that sets forth (1) the nature of the proposed business with reasonable particularity, including the exact text of any proposal to be presented for adoption, and the reasons for conducting that business at the annual meeting;
(2) with respect to each such shareholder, that shareholder's name and address (as they appear on the records of the Corporation), business address and telephone number, residence address and telephone number, and the number of shares of each class of stock of the Corporation beneficially owned by that shareholder; (3) any interest of the shareholder in the proposed business; (4) the name or names of each person nominated by the shareholder to be elected or re-elected as a director, if any; and (5) with respect to each nominee, that nominee's name, business address and telephone number, and residence address and telephone number, the number of shares, if any, of each class of stock of the Corporation owned directly and beneficially by that nominee, and all information relating to that nominee that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required, pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (or any provision of law subsequently replacing Regulation 14A), together with a duly acknowledged letter signed by the nominee stating his or her acceptance of the nomination by that shareholder, stating his or her intention to serve as a director if elected, and consenting to being named as a nominee for director in any proxy statement relating to such election. The person presiding at the annual meeting shall determine whether business (including the nomination of any person as a director) has been properly brought before the meeting and, if the facts so warrant, shall not permit any business (or voting with respect to any particular nominee) to be transacted that has not been properly brought before the meeting. Notwithstanding any other provisions of the Articles of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by law or by the Articles of Incorporation, the affirmative vote of the holders of not less than 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section.

         Section 5. Closing Share Transfer Records; Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may provide that the share transfer records shall be closed for a stated period but not to exceed, in any case, 60 days.
If the share transfer records shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such records shall be closed for at least ten days immediately preceding such meeting.

         In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than 60 days and, in the case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

         If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

         When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall also apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired.

         Section 6. Notice of Meetings. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or person calling the meeting, to each shareholder entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

         Any notice required to be given to any shareholder, under any provision of the TBCA or the Articles of Incorporation or these bylaws need not be given to the shareholder if (a) notice of two consecutive annual meetings and all notices of meetings held during the period between those annual meetings, if any, or (b) all (but in no event less than two) payments of distributions or interest on securities during a 12-month period have been mailed to that person by first-class mail, addressed to him at his address as shown on the share transfer records of the Corporation, and have been returned undeliverable. Any action or meeting taken or held without notice to such person shall have the same force and effect as if the notice had been duly given and, if the action taken by the Corporation is reflected in any articles or document filed with the Secretary of State, those articles or that document may state that notice was duly given to all persons to whom notice was required to be given. If such a person delivers to the Corporation written notice setting forth his then current address, the requirement that notice be given to that person shall be reinstated.

         Section 7. Voting List. The officer or agent having charge of the share transfer records of the Corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima-facie evidence as to who are the shareholders entitled to examine such list or transfer records or to vote at any meeting of shareholders. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at such meeting.

         Section 8. Proxies. A shareholder may vote either in person or by proxy executed in writing by the shareholder. A telegram, telex, cablegram or similar transmission by the shareholder, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the shareholder shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of shareholders shall be filed with the Secretary, or such other officer as the Board of Directors may from time to time determine by resolution, before or at the time of the meeting. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the secretary of the meeting who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions.

         No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Proxies coupled with an interest shall include the appointment as proxy of any of the persons set forth in the TBCA, including without limitation:

         (a)     a pledgee;
         (b) a person who purchased or agreed to purchase, or owns or holds an option to purchase, the shares;
         (c) a creditor of the Corporation who extended it credit under terms requiring the appointment;
         (d) an employee of the Corporation whose employment contract requires the appointment; or
         (e)     a party to a voting agreement executed under Section B,
                 Article 2.30 of the TBCA.

         Should a proxy designate two or more persons to act as proxies, unless such instrument shall provide to the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Corporation shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the shares that are the subject of such proxy are to be voted with respect to such issue.

         Section 9. Voting; Inspectors; Elections. Unless otherwise required by law or provided in the Articles of Incorporation, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. If the Articles of Incorporation provide for more or less than one vote per share for all the outstanding shares or for the shares of any class or series on any matter, every reference in these bylaws or in the Articles of Incorporation (unless expressly stated otherwise therein), in connection with such matter, to a specified portion of such shares, shall mean such portion of the votes entitled to be cast in respect of such shares by virtue of the provisions of such Articles of Incorporation.

         All voting, except as required by the Articles of Incorporation or where otherwise required by law, may be by a voice vote; provided, however, that a vote by ballot shall be taken upon demand therefor by shareholders holding issued and outstanding shares representing a majority of the voting power present in person or by proxy at any meeting. Every vote by ballot shall be taken by written ballots, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting.

         At any meeting at which a vote is taken by ballots, the chairman of the meeting may appoint one or more inspectors, each of whom shall subscribe an oath or affirmation to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability.
Such inspector shall receive the ballots, count the votes and make and sign a certificate of the result thereof. The chairman of the meeting may appoint any person to serve as inspector, except no candidate for the office of director shall be appointed as an inspector.

         At each election of directors each shareholder entitled to vote thereat shall, unless otherwise provided by law or by the Articles of Incorporation, have the right to vote the number of shares owned by him for as many persons as there are to be elected and for whose election he has a right to vote. Unless expressly prohibited by the Articles of Incorporation, a shareholder shall have the right to cumulate his votes by giving one candidate as many votes as the number of such directors multiplied by his shares shall equal, or by distributing such votes on the same principle among any number of such candidates. Any shareholder who intends to cumulate his votes shall give written notice of such intention to the Secretary of the Corporation on or before the day preceding the election at which such shareholder intends to cumulate his votes.

         Section 10. Conduct of Meetings. All meetings of the shareholders shall be presided over by the chairman of the meeting, who shall be the Chairman of the Board (if any), or if he is not present, the President, or if neither the Chairman of the Board (if any) nor President is present, a chairman elected at the meeting. The Secretary of the Corporation, if present, shall act as secretary of such meetings, or if he is not present, an Assistant Secretary (if any) shall so act; if neither the Secretary nor an Assistant Secretary (if any) is present, then a secretary shall be appointed by the chairman of the meeting. The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order. Unless the chairman of the meeting shall otherwise determine or otherwise conduct the meeting, the order of business shall be as follows:

         (a)     Calling of meeting to order.
         (b) Election of a chairman, and the appointment of a secretary, if necessary.
         (c)     Presentation of proof of the due calling of the meeting.
         (d) Presentation and examination of proxies and determination of a quorum.
         (e)     Reading and settlement of the minutes of the previous meeting.
         (f)     Reports of officers and committees.
         (g) The election of directors, if an annual meeting or a meeting called for that purpose.
         (h)     Other business.
         (i)     Adjournment.

         Section 11. Treasury Shares. Neither the Corporation nor any other person shall vote, directly or indirectly, at any meeting, shares of the Corporation's own stock owned by the Corporation, shares of the Corporation's own stock owned by another corporation the majority of the voting stock of which is owned or controlled by the Corporation, and shares of the Corporation's own stock held by the Corporation in a fiduciary capacity; and such shares shall not be counted in determining the total number of outstanding shares at any given time.

         Section 12.  Action by Written Consent or Telephone Conference.
Unless otherwise provided in the Articles of Incorporation, any action required or permitted to be taken by the shareholders of the Corporation must be taken at a duly called annual or special meeting of shareholders and may not be taken by written consent.

         Subject to the provisions of the TBCA, the Articles of Incorporation or these bylaws for notice of meetings, and unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. Power. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors.

         Section 2. Number; Classification; Term of Office; Vacancies; Increases in the Number of Directors; Removal. The number, classification and terms of the Board of Directors of the Corporation and the procedures to elect directors, to remove directors and to fill vacancies in the Board of Directors shall be as follows:

                 (a) The number of directors that shall constitute the whole Board of Directors shall from time to time be fixed exclusively by the Board of Directors by a resolution adopted by a majority of the whole Board of Directors serving at the time of that vote. In no event shall the number of directors that constitute the whole Board of Directors be fewer than three. No decrease in the number of directors shall have the effect of shortening the term of any incumbent director. Directors of the Corporation need not be elected by written ballot.

                 (b) The Board of Directors of the Corporation shall be divided into three classes designated Class I, Class II, and Class III, respectively, all as nearly equal in number as possible, with each director then in office receiving the classification that at least a majority of the Board of Directors designates. The initial term of office of directors of Class I shall expire at the annual meeting of shareholders of the Corporation in 1998, of Class II shall expire at the annual meeting of shareholders of the Corporation in 1999, and of Class III shall expire at the annual meeting of shareholders of the Corporation in 2000, and in all cases as to each director until his successor is elected and qualified or until his earlier death, resignation or removal. At each annual meeting of shareholders beginning with the annual meeting of shareholders in 1998, each director elected to succeed a director whose term is then expiring shall hold his office until the third annual meeting of shareholders after his election and until his successor is elected and qualified or until his earlier death, resignation or removal. If the number of directors that constitutes the whole Board of Directors is changed as permitted by this Section, the majority of the whole Board of Directors that adopts the change shall also fix and determine the number of directors comprising each class; provided, however, that any increase or decrease in the number of directors shall be apportioned among the classes as equally as possible.

                 (c) Vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause and newly-created directorships resulting from any increase in the authorized number of directors may be filled by no less than a majority vote of the remaining directors then in office, though less than a quorum, who are designated to represent the same class or classes of shareholders that the vacant position, when filled, is to represent or by the sole remaining director (but not by the shareholders except as required by law); provided that, with respect to any directorship to be filled by the Board of Directors by reason of an increase in the number of directors, (A) such directorship shall be for a term of office continuing only until the next election of one or more directors by the shareholders and (B) the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders. Each director chosen in accordance with this provision shall receive the classification of the vacant directorship to which he has been appointed or, if it is a newly-created directorship, shall receive the classification that at least a majority of the Board of Directors designates and shall hold office until the first meeting of shareholders held after his election for the purpose of electing directors of that classification and until his successor is elected and qualified or until his earlier death, resignation, or removal from office.

                 (d) A director of any class of directors of the Corporation may be removed before the expiration date of that director's term of office, only for cause and only by an affirmative vote of the holders of 80% of the Voting Stock, voting together as a single class, cast at the annual meeting of shareholders or at any special meeting of shareholders called in accordance with Article II,
         Section 4 hereof. For purposes of these bylaws, the term "cause" shall mean that a director: (i) has engaged in gross negligence or willful misconduct in the performance of his duties as a director;
         (ii) has been convicted of a felony involving moral turpitude; or
         (iii) has willfully engaged in conduct that he knows or should know is materially injurious to the Corporation or any of its affiliates.

                 (e) Notwithstanding any other provisions of these bylaws, any provisions of the Articles of Incorporation or any provision of law that might otherwise permit a lesser or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock of the Corporation required by these bylaws, by law or by the Articles of Incorporation, the affirmative vote of the holders of 80% of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with, this Section. Unless otherwise provided in the Articles of Incorporation, the number of directors that shall constitute the entire Board of Directors shall be determined from time to time by resolution of the Board of Directors (provided that no decrease in the number of directors that would have the effect of shortening the term of an incumbent director may be made by the Board of Directors). If the Board of Directors makes no such determination, the number of directors shall be the number set forth in the Articles of Incorporation as the number of directors constituting the initial Board of Directors. Each director shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

         Unless otherwise provided in the Articles of Incorporation, directors need not be shareholders of the Corporation or residents of the State of Texas.

         Section 2. Quorum; Required Vote for Director Action. Unless otherwise required by law or provided in the Articles of Incorporation or these bylaws, a majority of the total number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these bylaws shall constitute a quorum for the transaction of business of the Board of Directors, and the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         Section 3. Meetings; Order of Business. Meetings of the Board of Directors may be held at such place or places as shall be determined from time to time by resolution of the Board of Directors. At all meetings of the Board of Directors business shall be transacted in such order as shall from time to time be determined by the Chairman of the Board (if any), or in his absence by the President (if the President is a director), or by resolution of the Board of Directors.

         Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

         Section 4. First Meeting. In connection with any annual meeting of shareholders at which directors were elected, the Board of Directors may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the shareholders. Notice of such meeting at such time and place shall not be required.

         Section 5. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as shall be designated from time to time by resolution of the Board of Directors. Notice of such regular meetings shall not be required.

         Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board (if any), the President or, on the written request of any one director, by the Secretary, in each case on at least 24 hours personal, written, telegraphic, cable or wireless notice to each director. Such notice, or any waiver thereof pursuant to Article VIII,
Section 3 hereof, need not state the purpose or purposes of such meeting, except as may otherwise be required by law or provided for by the Articles of Incorporation or these bylaws.

         Section 7. Compensation. Unless restricted by the Articles of Incorporation, the Board of Directors shall have the authority to fix the compensation, if any, of directors.

         Section 8. Presumption of Assent. A director who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

         Section 9. Approval or Ratification of Acts or Contracts by Shareholders. The Board of Directors in its discretion may submit any act or contract for approval or ratification at any annual meeting of the shareholders, or at any special meeting of the shareholders called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by the vote of the shareholders holding a majority of the Voting Stock and represented in person or by proxy at such meeting (provided that a quorum is present), shall be as valid and as binding upon the Corporation and upon all the shareholders as if it shall have been approved or ratified by every shareholder of the Corporation.

         Section 10. Action by Written Consent or Telephone Conference. Any action permitted or required by the TBCA, the Articles of Incorporation or these bylaws to be taken at a meeting of the Board of Directors or any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board of Directors or any such committee, as the case may be. Subject to the requirements of the TBCA, the Articles of Incorporation or these bylaws for notice of meetings, unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting of the Board of Directors or any committee of directors, as the case may be, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                   COMMITTEES

         Section 1. Designation; Powers. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members one or more committees, each of which shall be comprised of one or more of its members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Articles of Incorporation or bylaws shall have and may exercise all of the authority of the Board of Directors, subject to the limitations set forth in the TBCA or below.

         No committee of the Board of Directors shall have the authority of the Board of Directors in reference to:

                 (1) amending the Articles of Incorporation, except that a committee may, to the extent provided in the resolution designating that committee or in the Articles of Incorporation or these bylaws, exercise the authority of the Board of Directors vested in it in accordance with Article 2.13 of the TBCA;

                 (2) proposing a reduction in the stated capital of the Corporation in the manner permitted by Article 4.12 of the TBCA;

                 (3) approving a plan of merger or share exchange of the Corporation;

                 (4) recommending to the shareholders the sale, lease or exchange of all or substantially all of the property and assets of the Corporation otherwise than in the usual and regular course of its business;

                 (5) recommending to the shareholders a voluntary dissolution of the Corporation or a revocation thereof;

                 (6) amending, altering or repealing the bylaws of the Corporation or adopting new bylaws of the Corporation;

                 (7)      filling vacancies in the Board of Directors;

                 (8) filling vacancies in or designating alternate members of any such committee;

                 (9) filling any directorship to be filled by reason of an increase in the number of directors;

                 (10) electing or removing officers of the Corporation or members or alternate members of any such committee;

                 (11) fixing the compensation of any member or alternate members of such committee; or

                 (12) altering or repealing any resolution of the Board of Directors that by its terms provides that it shall not be so amendable or repealable.

         Unless the resolution designating a particular committee, the Articles of Incorporation or these bylaws expressly so provides, no committee of the Board of Directors shall have the authority to authorize a distribution (as such term is defined in the TBCA) or to authorize the issuance of shares of the Corporation.

         Section 2. Procedure; Meetings; Quorum. Any committee designated pursuant to Section 1 of this Article shall choose its own chairman and secretary, shall keep regular minutes of its proceedings and report the same to the Board of Directors when requested, shall fix its own rules or procedures and shall meet at such times and at such place or places as may be provided by such rules, or by resolution of such committee or of the Board of Directors.
At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption by it of any resolution.

         Section 3. Dissolution. The Board of Directors may dissolve any committee at any time, unless otherwise provided in the Articles of Incorporation or these bylaws.

                                  ARTICLE V

                                   OFFICERS

         Section 1. Number, Titles and Term of Office. The officers of the Corporation shall be a President and a Secretary and such other officers as the Board of Directors may from time to time elect or appoint, including, without limitation, a Chairman of the Board, one or more Vice Presidents (any one or more of whom may be designated Executive Vice President or Senior Vice President), a Treasurer, one or more Assistant Treasurers and one or more Assistant Secretaries. Each officer shall hold office until his successor shall be duly elected and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same person. Except for the Chairman of the Board, if any, no officer need be a director.

         Section 2. Salaries. The salaries or other compensation, if any, of the officers and agents of the Corporation shall be fixed from time to time by the Board of Directors.

         Section 3. Removal. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed, either with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent or member of a committee shall not of itself create contract rights.

         Section 4. Vacancies. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

         Section 5. Powers and Duties of the Chief Executive Officer. The President shall be the chief executive officer of the Corporation unless the Board of Directors designates the Chairman of the Board (if any) or other officer as chief executive officer. Subject to the control of the Board of Directors, the chief executive officer shall have general executive charge, management and control of the properties, business and operations of the Corporation with all such powers as may be reasonably incident to such responsibilities; he may agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation and may sign all certificates for shares of capital stock of the Corporation; and he shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 6. Powers and Duties of the Chairman of the Board. The Chairman of the Board (if any) shall preside at all meetings of the shareholders and of the Board of Directors; and the Chairman shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 7. Powers and Duties of the President. Unless the Board of Directors otherwise determines, the President shall have the authority to agree upon and execute all leases, contracts, evidences of indebtedness and other obligations in the name of the Corporation; and, unless the Board of Directors otherwise determines, he shall, in the absence of the Chairman of the Board or if there be no Chairman of the Board, preside at all meetings of the shareholders and (should he be a director) of the Board of Directors; and the President shall have such other powers and duties as designated in accordance with these bylaws and as from time to time may be assigned to him by the Board of Directors.

         Section 8. Vice Presidents. The Vice President(s), if any, shall perform such duties and have such powers as the Board of Directors may from time to time prescribe. In addition, in the absence of the Chairman of the Board (if any) or President, or in the event of their inability or refusal to act, (i) a Vice President designated by the Board of Directors or (ii) in the absence of such designation, the Vice President who is present and who is senior in terms of time as a Vice President of the Corporation, shall perform the duties of the Chairman of the Board (if any), or the President, as the case may be, and when so acting shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board (if any), or the President; provided that he shall not preside at meetings of the Board of Directors unless he is a director.

         Section 9. Treasurer. The Treasurer, if any, shall have responsibility for the custody and control of all the funds and securities of the Corporation, and he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the Board of Directors. He shall perform all acts incident to the position of Treasurer subject to the control of the chief executive officer and the Board of Directors; and the Treasurer shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form as the Board of Directors may require.

         Section 10. Assistant Treasurers. Each Assistant Treasurer, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors or the Treasurer. The Assistant Treasurers shall exercise the powers of the Treasurer during that officer's absence or inability or refusal to act.

         Section 11. Secretary. The Secretary shall keep the minutes of all meetings of the Board of Directors, and the minutes of all meetings of the shareholders, in books provided for that purpose; he shall attend to the giving and serving of all notices; he may in the name of the Corporation affix the seal (if any) of the Corporation to all contracts of the Corporation and attest thereto; he may sign with the other appointed officers all certificates for shares of capital stock of the Corporation; he shall have charge of the certificate books, transfer books and stock ledgers, and such other books and papers as the Board of Directors may direct, all of which shall at all reasonable times be open to inspection by any director upon application at the office of the Corporation during business hours; he shall have such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors; and he shall in general perform all duties incident to the office of Secretary, subject to the control of the chief executive officer and the Board of Directors.

         Section 12. Assistant Secretaries. Each Assistant Secretary, if any, shall have the usual powers and duties pertaining to his office, together with such other powers and duties as designated in these bylaws and as from time to time may be assigned to him by the chief executive officer or the Board of Directors or the Secretary. The Assistant Secretaries shall exercise the powers of the Secretary during that officer's absence or inability or refusal to act.

         Section 13. Action With Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, each of the chief executive officer and the Treasurer (if any), or either of them, shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of shareholders of or with respect to any action of shareholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

                                   ARTICLE VI

                         INDEMNIFICATION OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         Section 1. Right to Indemnification. Subject to the limitations and conditions as provided in this Article VI, each person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "proceeding"), or any appeal in such a proceeding or any inquiry or investigation that could lead to such a proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or while a director or officer of the Corporation is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, shall be indemnified by the Corporation to the fullest extent permitted by the TBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such person in connection with such proceeding, and indemnification under this Article VI shall continue as to a person who has ceased to serve in the capacity which initially entitled such person to indemnity hereunder. The rights granted pursuant to this Article VI shall be deemed contract rights, and no amendment, modification or repeal of this Article VI shall have the effect of limiting or denying any such rights with respect to actions taken or proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VI could involve indemnification for negligence or under theories of strict liability.

         Section 2. Advance Payment. The right to indemnification conferred in this Article VI shall include the right to be paid or reimbursed by the Corporation the reasonable expenses incurred by a person of the type entitled to be indemnified under Section 1 who was, is or is threatened to be made a named defendant or respondent in a proceeding in advance of the final disposition of the proceeding and without any determination as to the person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of a written affirmation by such director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification under this
Article VI and a written undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified person is not entitled to be indemnified under this Article VI or otherwise.

         Section 3. Indemnification of Employees and Agents. The Corporation, by adoption of a resolution of the Board of Directors, may indemnify and advance expenses to an employee or agent of the Corporation to the same extent and subject to the same conditions under which it may indemnify and advance expenses to directors and officers under this Article VI; and, the Corporation may indemnify and advance expenses to persons who are not or were not directors, officers, employees or agents of the Corporation but who are or were serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person to the same extent that it may indemnify and advance expenses to directors under this Article VI.

         Section 4. Appearance as a Witness. Notwithstanding any other provision of this Article VI, the Corporation may pay or reimburse expenses incurred by a director or officer in connection with his appearance as a witness or other participation in a proceeding at a time when he is not a named defendant or respondent in the proceeding.

         Section 5. Nonexclusivity of Rights. The right to indemnification and the advancement and payment of expenses conferred in this Article VI shall not be exclusive of any other right which a director or officer or other person indemnified pursuant to Section 3 of this Article VI may have or hereafter acquire under any law (common or statutory), provision of the Articles of Incorporation of the Corporation or these bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         Section 6. Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person who is or was serving as a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, proprietorship, employee benefit plan, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this
Article VI.

         Section 7. Shareholder Notification. To the extent required by law, any indemnification of or advancement of expenses to a director or officer in accordance with this Article VI shall be reported in writing to the shareholders with or before the notice or waiver of notice of the next shareholders' meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advancement.

         Section 8. Savings Clause. If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless each director, officer or any other person indemnified pursuant to this Article VI as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                 CAPITAL STOCK

         Section 1. Certificates of Stock. The certificates for shares of the capital stock of the Corporation shall be in such form, not inconsistent with that required by law and the Articles of Incorporation, as shall be approved by the Board of Directors. The Chairman of the Board (if any), President or a Vice President (if any) shall cause to be issued to each shareholder one or more certificates, which shall be signed by the Chairman of the Board (if any), President or a Vice President (if any) and the Secretary or an Assistant Secretary (if any) or the Treasurer or an Assistant Treasurer (if any) certifying the number of shares (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares) owned by such shareholder in the Corporation; provided, however, that any of or all the signatures on the certificate may be facsimile. If the Board of Directors shall have provided for a seal, such certificates shall bear such seal or a facsimile thereof. The stock record books and the blank stock certificate books shall be kept by the Secretary, or at the office of such transfer agent or transfer agents as the Board of Directors may from





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
time to time by resolution determine. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature or signatures shall have been placed upon any such certificate or certificates shall have ceased to be such officer, transfer agent or registrar before such certificate is issued by the Corporation, such certificate may nevertheless be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue. The stock certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued and shall exhibit the holder's name and number of shares.

         Each certificate shall conspicuously bear any legend required pursuant to Article 2.19 or Article 2.22 of the TBCA, as well as any other legend required by law.

         Section 2. Transfer of Shares. The shares of stock of the Corporation shall be transferable only on the books of the Corporation by the holders thereof in person or by their duly authorized attorneys or legal representatives, upon surrender and cancellation of certificates for a like number of shares (or upon compliance with the provisions of Section 5 of this Article VII, if applicable). Upon such surrender to the Corporation or a transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer (or upon compliance with the provisions of Section 5 of this Article VII, if applicable) and of compliance with any transfer restrictions applicable thereto contained in an agreement to which the Corporation is a party or of which the Corporation has knowledge by reason of legend with respect thereto placed on any such surrendered stock certificate, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         Section 3. Ownership of Shares. Unless otherwise provided in the TBCA, and subject to the provisions of Chapter 8 - Investment Securities of the Texas Business & Commerce Code:

                 (i) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to Article 2.26B or 2.26C of the
TBCA) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the TBCA, or giving proxies with respect to those shares; and

                 (ii) neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person does not possess a certificate for those shares.

         Section 4. Regulations Regarding Certificates. The Board of Directors shall have the power and authority to make all such rules and regulations as they may deem expedient concerning the issuance, transfer and registration or the replacement of certificates for shares of capital stock of the Corporation.

         Section 5. Lost, Stolen, Destroyed or Mutilated Certificates. The Board of Directors may determine the conditions upon which a new certificate of stock may be issued in place of a certificate that is alleged to have been lost, stolen, destroyed or mutilated; and may, in its discretion, require the owner of such certificate or his legal representative to give bond, with sufficient surety, to indemnify the Corporation and each transfer agent and registrar against any and all losses or claims which may arise by reason of the issuance of a new certificate in the place of the one so lost, stolen, destroyed or mutilated.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         Section 1. Fiscal Year. The fiscal year of the Corporation shall be such as established from time to time by the Board of Directors.

         Section 2. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation. The Secretary shall have charge of the seal (if any). If and when so directed by the Board of Directors, duplicates of the seal may be kept and used by the Treasurer, if any, or by any Assistant Secretary or Assistant Treasurer.

         Section 3. Notice and Waiver of Notice. Whenever any notice is required to be given by law, the Articles of Incorporation or these bylaws, except with respect to notices of meetings of shareholders (with respect to which the provisions of Article II, Section 6 apply) and except with respect to notices of special meetings of directors (with respect to which the provisions of Article VIII, Section 6 apply), said notice shall be deemed to be sufficient if given (a) by telegraphic, cable or wireless transmission or (b) by deposit of same in a post office box in a sealed prepaid wrapper addressed to the person entitled thereto at his address as it appears on the records of the Corporation, and such notice shall be deemed to have been given on the day of such transmission or mailing, as the case may be.

         Whenever notice is required to be given by law, the Articles of Incorporation or these bylaws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

         Section 4. Resignations. Any director, member of a committee or officer may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the chief executive officer or Secretary. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

         Section 5. Facsimile Signatures. In addition to the provisions for the use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors.

         Section 6. Books and Records. The Corporation shall keep books and records of account and shall keep minutes of the proceedings of its shareholders, its Board of Directors and each committee of its Board of Directors. The Corporation shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of the original issuance of shares issued by the Corporation and a record of each transfer of those shares that have been presented to the Corporation for registration of transfer. Such records shall contain the names and addresses of all past and current shareholders of the Corporation and the number and class of shares issued by the Corporation held by each of them. Any books, records, minutes and share transfer records may be in written form or in any other form capable of being converted into written form within a reasonable time.


                                   ARTICLE IX

                                   AMENDMENTS

         The Board of Directors may amend or repeal the Corporation's bylaws, or adopt new bylaws, unless: (a) the Articles of Incorporation or the TBCA reserves the power exclusively to the shareholders in whole or part; or (b) the shareholders, in amending, repealing or adopting a particular bylaw, expressly provide that the Board of Directors may not amend or repeal that bylaw.

         Unless the Articles of Incorporation or a bylaw adopted by the shareholders provides otherwise as to all or some portion of the Corporation's bylaws, the Corporation's shareholders may amend, repeal or adopt the Corporation's bylaws even though the bylaws may also be amended, repealed or adopted by the Board of Directors.





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